Exhibit B



                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the Statement on Schedule 13G, datedAugust 23, 2006 with respect to the shares of Common Stock of The Management Network Group, Inc. and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

         This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Dated: August 25, 2006

                                          POTOMAC CAPITAL MANAGEMENT LLC

                                          By:    /s/      Paul J. Solit
                                                 ------------------------------
                                                 Paul J. Solit, Managing Member

                                          POTOMAC CAPITAL MANAGEMENT INC.

                                          By:    /s/     Paul J. Solit
                                                 ------------------------------
                                                 Paul J. Solit, President


                                          PAUL J. SOLIT

                                          By:    /s/ Paul J. Solit
                                                 ------------------------------
                                                 Paul J. Solit